Exhibit 99.1

   Morgan Stanley 4th Quarter Earnings Up by 42%, Full Year Earnings Increase to $3.8 Billion; Return on Equity for Year is 17%; Dividend Increased by 9%

    NEW YORK--(BUSINESS WIRE)--December 18, 2003--Morgan Stanley (NYSE: MWD) today reported net income for the fiscal year of $3,814 million, 28 percent above last year's $2,988 million. Diluted earnings per share were $3.47, an increase of 29 percent from $2.69 a year ago. Net revenues (total revenues less interest expense and the provision for loan losses) rose 9 percent to $20.9 billion and the return on average common equity was 16.6 percent.
    Net income for the fourth quarter ended November 30, 2003 was $1,041 million -- a 42 percent increase from the fourth quarter of 2002, but 18 percent below the third quarter of 2003. Diluted earnings per share were $0.94 compared to $0.67 a year ago and $1.15 in the third quarter. Fourth quarter net revenues of $5.1 billion were 20 percent ahead of last year's fourth quarter and 3 percent below this year's third quarter. The annualized return on average common equity for the quarter was 17.3 percent.
    Philip J. Purcell, Chairman & CEO, said, "We are very pleased with our full year results. Business activity has clearly picked up, both in the capital markets and at the retail level. We ended the year with increased market shares in key areas of our business and enter 2004 with significant momentum."
    The Company also announced that its Board of Directors declared a $0.25 quarterly dividend per common share -- a 9 percent increase from $0.23 per common share in the previous quarter. The dividend is payable on January 30, 2004 to common shareholders of record on January 9, 2004.
    During the third quarter, the Company completed an extensive analysis of its equity-based compensation program and implemented changes that emphasized long-term service and retention objectives, including longer vesting periods and higher eligibility requirements for all equity-based awards. As a result, the Company is expensing awards over a longer period of service. The effect of these changes reduced compensation expense recorded for restricted stock awards by $438 million in fiscal 2003. In addition, in connection with the fiscal 2003 adoption of SFAS No. 123, the Company recorded compensation expense of $171 million based on the fair value of stock options granted in fiscal 2003. The net effect of these changes reduced compensation expense by $267 million, increased net income by $180 million, or $0.16 per share, and increased the return on average common equity by 0.8 percent in fiscal 2003. By business segment, the increase in net income was as follows: Institutional Securities, $154 million; Individual Investor Group, $17 million; Investment Management, $8 million; and Credit Services, $1 million. The business segment review below includes the effects of these changes.

    INSTITUTIONAL SECURITIES

    FULL YEAR

    The Company's Institutional Securities business posted net income of $2,464 million, an increase of 48 percent from a year ago. Net revenues rose 23 percent to $11.2 billion, driven by record results in fixed income and an improved environment in equity underwriting during the second half of the year. Total non-interest expenses increased 17 percent to $7.6 billion, largely reflecting the increase in business activity. This year's expenses included $323 million in aircraft impairment charges, while 2002 expenses included $117 million in restructuring charges and a $74 million aircraft impairment charge.
    In the Company's fixed income sales and trading business, revenues increased 65 percent from a year ago to $5.4 billion. The increase was broad-based, with significant gains in the interest rate and currency products, credit products and commodities groups. All three product areas benefited from strong customer flows and high levels of market volatility. In equity sales and trading, revenues increased 2 percent to $3.6 billion as the benefit of rising market indices was partially offset by the negative impact of lower dollar volumes, and a decline in market volatility during the second half of the year.
    In investment banking, the Company ranked #2 with a market share of 21 percent in announced global M&A, and #4 with a market share of 19 percent in completed global M&A. In addition, the Company improved its market share and ranked #2 in U.S investment grade debt underwriting and #3 in worldwide equity and equity-related underwritings./1/ Total underwriting revenues rose 18 percent from last year to $1.4 billion, benefiting from the Company's improved market share and increased industry-wide fixed income underwriting activity. Advisory revenues fell 31 percent to $662 million, partially reflecting a decline in industry-wide completed M&A volume./2/
    The increase in losses from unconsolidated investees, which principally represents the Company's operating losses from investment partnerships related to synthetic fuel production, was attributable to additional investments made by the Company. These operating losses are more than offset by tax benefits, including tax credits, which are included in income tax expense. The Company had previously reported the operating losses from investment partnerships within income tax expense.

    FOURTH QUARTER

    Institutional Securities posted net income of $753 million, an increase of 69 percent versus fourth quarter 2002. Net revenues rose 42 percent to $2.6 billion, primarily due to continued strength in the Company's fixed income business and an improved environment for equity trading and underwriting. Non-interest expenses were 35 percent above last year's fourth quarter, due to the improved business environment.

    -- Fixed income sales and trading net revenues were $977 million, up 66 percent from fourth quarter 2002. Tighter credit spreads, a steeper yield curve and increased interest rate, currency and commodities market volatility -- drove the overall increase.

    -- Equity sales and trading net revenues of $919 million were up 48 percent from the prior year's fourth quarter. Rising market indices, higher dollar volumes and increased primary activity led to increases across the Company's equity businesses.

    -- Advisory revenues were $225 million, down 17 percent from fourth quarter 2002, reflecting the industry-wide decline in completed M&A activity. Industry-wide, completed M&A transaction volume was 36 percent lower than a year ago./3/

    -- Underwriting revenues rose 21 percent from last year's fourth quarter to $391 million due to increased market share in investment grade debt and higher levels of industry-wide equity and fixed income underwriting activity.

    INDIVIDUAL INVESTOR GROUP

    FULL YEAR

    The Individual Investor Group reported net income of $265 million for the year, compared to $59 million in fiscal 2002. Net revenues were essentially unchanged at $4.0 billion, as retail participation in equity markets increased over the second half of the year after declining during the first half. The second half upswing was consistent with a stronger economy and improving investor confidence. Total non-interest expenses decreased 10 percent from a year ago, which included $112 million in restructuring charges. Total client assets of $565 billion rose 9 percent from the end of fiscal 2002, reflecting, in part, a 13 percent increase in the S&P 500 over the same period. In addition, client assets in fee-based accounts increased 21 percent to $130 billion, and represented 23 percent of total client assets compared to 21 percent a year ago. The number of global financial advisors was 11,086 -- a decline over the past year of 1,460.

    FOURTH QUARTER

    Driven by higher net revenues, IIG net income rose to $79 million from a net loss of $11 million a year ago. Non-interest expenses declined 2 percent from fourth quarter 2002, which included the $112 million in restructuring charges noted above.

    -- Net revenues rose 16 percent to $1,089 million, primarily due to increases in commissions and higher fee-based revenues.

    -- During the quarter, total client assets increased by $21 billion, or 4 percent, to $565 billion while client assets in fee-based accounts increased by $8 billion, or 7 percent, to $130 billion.

    INVESTMENT MANAGEMENT

    FULL YEAR

    Investment Management reported net income of $326 million, 22 percent lower than last year's $418 million. The decline was driven by an 8 percent decrease in net revenues reflecting a decline in average assets under management and a less favorable asset mix. Assets under management at November 30 were $462 billion, up $42 billion, or 10 percent, from a year ago -- primarily as a result of market appreciation. During the year, the Company launched 10 new funds or products, generating sales of approximately $2.4 billion. Among full-service brokerage firms, the Company had the highest number of domestic funds (41) receiving one of Morningstar's two highest ratings./4/ The percent of the Company's fund assets performing in the top half of the Lipper rankings for one year was 57 percent compared to 62 percent a year ago./5/

    FOURTH QUARTER

    Investment Management's net income was $61 million, a 27 percent decline from $84 million in the fourth quarter of 2002. The earnings decline was due to an increase in non-interest expenses, primarily compensation and legal costs -- partially offset by higher net revenues, driven by higher average assets under management and an improving asset mix.

    -- Retail assets increased $9 billion during the quarter and $21 billion from a year ago to a total of $277 billion.

    -- Institutional assets rose $20 billion during the fourth quarter and $21 billion over the past twelve months to $185 billion.

    CREDIT SERVICES

    FULL YEAR

    Credit Services net income was $688 million, down 9 percent from 2002's record earnings of $760 million. The current year's results included pretax severance and facilities closing charges of $35 million. The decline in earnings, on a managed basis, was driven by a higher provision for loan losses -- which more than offset an increase in net interest income and lower marketing and business development costs. The managed credit card charge-off rate increased 41 basis points from a year ago to 6.60 percent. The over-30-day-delinquency rate increased 1 basis point to 5.97 percent and the over-90-day-delinquency rate increased 16 basis points to 2.82 percent. Relatively high levels of unemployment and near record levels of U.S. bankruptcy filings along with changes in the Company's re-age policy -- which tightened terms under which delinquent accounts are returned to a current status -- negatively affected charge-off and delinquency rates. Managed credit card loans were $48.4 billion at fiscal year end, 5 percent lower than a year ago. Total transaction volume rose to a record $97.9 billion, and Discover added over 600,000 new merchant locations during the fiscal year.

    FOURTH QUARTER

    Credit Services fourth quarter net income was $131 million, down 31 percent from a year ago. The current quarter's earnings included the $35 million in pretax severance and facilities closing charges noted above. On a managed basis, a higher provision for loan losses and a decline in merchant and cardmember fees more than offset a decrease in marketing and business development expenses and higher net interest income.

    -- The interest rate spread on Discover's credit card portfolio increased 43 basis points from a year ago, driven by a decline in the cost of funds that more than offset a lower finance charge yield.

    -- Merchant and cardmember fees were $512 million, down 6 percent from last year's fourth quarter. An increase in merchant discount revenue driven by higher sales activity was more than offset by a decline in cardmember late fees. Total transaction volume declined 9 percent to $23.0 billion, due to a lower level of balance transfers.

    -- The credit card net charge-off rate was 6.87 percent, 92 basis points higher than a year ago but 3 basis points lower than the third quarter. The over-30-day-delinquency rate declined 8 basis points from last quarter to 5.97 percent, and the over-90-day-delinquency rate declined 9 basis points over the same period to 2.82 percent. The decline in the over-30-day-delinquency rate was the third consecutive quarterly decrease.

    Total capital at November 30, 2003 was $83.0 billion, including $27.9 billion of common shareholders' equity and preferred securities subject to mandatory redemption. Book value per common share was $23.10, based on quarter-end shares outstanding of 1.1 billion.
    The Company repurchased approximately 9 million shares of its common stock during the 2003 fiscal year.
    Morgan Stanley is a global financial services firm and a market leader in securities, investment management and credit services. With more than 600 offices in 28 countries, Morgan Stanley connects people, ideas and capital to help clients achieve their financial aspirations.
    Access this press release on-line @ www.morganstanley.com

    (See Attached Schedules)

    This release may contain forward-looking statements. These statements, which reflect management's beliefs and expectations, are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of the risks and uncertainties that may affect the Company's future results, please see "Certain Factors Affecting Results of Operations" in "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and "Competition and Regulation" in Part 1, Item 1, in the Company's 2002 Annual Report to Shareholders on Form 10-K and "Management's Discussion and Analysis of Financial Conditions and Results of Operations" in the Company's Quarterly Reports on Form 10-Q for fiscal 2003.

    1 Source: Thomson Financial Securities Data -- January 1, 2003 through November 30, 2003.
    2 Source: Thomson Financial Securities Data -- December 1, 2002 through November 30, 2003.
    3 Source: Thomson Financial Securities Data.
    4 Full service brokerage firms include Merrill Lynch, Citigroup and Prudential. As of November 30, 2003.
    5 As of November 30, 2003 and November 30, 2002.

                            MORGAN STANLEY
                          Financial Summary
                   (unaudited, dollars in millions)

                                          Quarter Ended           %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------
Net revenues
 Institutional Securities            $     2,604   $     1,839    42%
 Individual Investor Group                 1,089           935    16%
 Investment Management                       658           624     5%
 Credit Services                             811           927   (13%)
 Intersegment Eliminations                   (75)          (74)   (1%)
                                    ------------  ------------
  Consolidated net revenues          $     5,087   $     4,251    20%
                                    ============  ============
Net income / (loss)
 Institutional Securities            $       753   $       445    69%
 Individual Investor Group                    79           (11)    *
 Investment Management                        61            84   (27%)
 Credit Services                             131           191   (31%)
 Intersegment Eliminations                    17            23   (26%)
                                    ------------  ------------
  Consolidated net income            $     1,041   $       732    42%
                                    ============  ============

Basic earnings per common share      $      0.97   $      0.68    43%

Diluted earnings per common share    $      0.94   $      0.67    40%

Average common shares outstanding
 Basic                                   1,077.9       1,074.7
 Diluted                                 1,103.3       1,095.7
Period end common
 shares outstanding                      1,084.7       1,081.4

Return on common equity                    17.3%         13.7%

--------------------------
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                            MORGAN STANLEY
                          Financial Summary
                   (unaudited, dollars in millions)

                                          Quarter Ended           %
                                    Nov 30, 2003  Aug 31, 2003  Change
                                    ------------  ------------  ------
Net revenues
 Institutional Securities            $     2,604   $     2,793    (7%)
 Individual Investor Group                 1,089         1,054     3%
 Investment Management                       658           653     1%
 Credit Services                             811           834    (3%)
 Intersegment Eliminations                   (75)          (83)   10%
                                    ------------  ------------
  Consolidated net revenues          $     5,087   $     5,251    (3%)
                                    ============  ============
Net income / (loss)
 Institutional Securities            $       753   $       825    (9%)
 Individual Investor Group                    79           125   (37%)
 Investment Management                        61           116   (47%)
 Credit Services                             131           185   (29%)
 Intersegment Eliminations                    17            18    (6%)
                                    ------------  ------------
  Consolidated net income            $     1,041   $     1,269   (18%)
                                    ============  ============

Basic earnings per common share      $      0.97   $      1.18   (18%)

Diluted earnings per common share    $      0.94   $      1.15   (18%)

Average common shares outstanding
 Basic                                   1,077.9       1,077.7
 Diluted                                 1,103.3       1,100.6
Period end common
 shares outstanding                      1,084.7       1,088.1

Return on common equity                    17.3%         22.0%

--------------------------
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                            MORGAN STANLEY
                          Financial Summary
                   (unaudited, dollars in millions)

                                        Twelve Months Ended       %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------
Net revenues
 Institutional Securities            $    11,211   $     9,111    23%
 Individual Investor Group                 4,017         4,069    (1%)
 Investment Management                     2,509         2,721    (8%)
 Credit Services                           3,427         3,557    (4%)
 Intersegment Eliminations                  (307)         (338)    9%
                                    ------------  ------------
  Consolidated net revenues          $    20,857   $    19,120     9%
                                    ============  ============
Net income / (loss)
 Institutional Securities            $     2,464   $     1,664    48%
 Individual Investor Group                   265            59     *
 Investment Management                       326           418   (22%)
 Credit Services                             688           760    (9%)
 Intersegment Eliminations                    71            87   (18%)
                                    ------------  ------------
  Consolidated net income            $     3,814   $     2,988    28%
                                    ============  ============

Basic earnings per common share      $      3.54   $      2.76    28%

Diluted earnings per common share    $      3.47   $      2.69    29%

Average common shares outstanding
 Basic                                   1,076.8       1,083.3
 Diluted                                 1,099.1       1,109.6
Period end common
 shares outstanding                      1,084.7       1,081.4

Return on common equity                    16.6%         14.1%

--------------------------
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

----------------------------------------------------------------------

                            MORGAN STANLEY
               Consolidated Income Statement Information
                   (unaudited, dollars in millions)

                                          Quarter Ended           %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------
Investment banking                   $       707   $       671     5%
Principal transactions:
 Trading                                     894           433   106%
 Investments                                  11            16   (31%)
Commissions                                  813           747     9%
Fees:
 Asset management, distribution
  and administration                         973           902     8%
 Merchant and cardmember                     337           372    (9%)
 Servicing                                   483           523    (8%)
Interest and dividends                     4,729         3,790    25%
Other                                        145           118    23%
                                    ------------  ------------
 Total revenues                            9,092         7,572    20%
Interest expense                           3,693         3,002    23%
Provision for consumer loan losses           312           319    (2%)
                                    ------------  ------------
 Net revenues                              5,087         4,251    20%
                                    ------------  ------------
Compensation and benefits                  1,782         1,149    55%
Occupancy and equipment                      212           221    (4%)
Brok., clearing and exchange fees            233           213     9%
Info processing and communications           343           377    (9%)
Marketing and business development           256           322   (20%)
Professional services                        368           346     6%
Other                                        306           231    32%
Restructuring and other charges                -           235     *
                                    ------------  ------------
 Total non-interest expenses               3,500         3,094    13%
                                    ------------  ------------
Income before losses from unconsolidated
 investees, taxes and dividends on
 preferred securities subject to
 mandatory redemption                      1,587         1,157    37%
Losses from unconsolidated investees         104            42   148%
Income tax expense                           397           361    10%
Div. on pref. securities subject
 to mandatory redemption                      45            22   105%
                                    ------------  ------------
Net income                           $     1,041   $       732    42%
                                    ============  ============

Comp & benefits as a % of net rev.           35%           27%

--------------------------
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                            MORGAN STANLEY
               Consolidated Income Statement Information
                   (unaudited, dollars in millions)

                                          Quarter Ended           %
                                    Nov 30, 2003  Aug 31, 2003  Change
                                    ------------  ------------  ------
Investment banking                   $       707   $       608    16%
Principal transactions:
 Trading                                     894         2,105   (58%)
 Investments                                  11            38   (71%)
Commissions                                  813           775     5%
Fees:
 Asset management, distribution
  and administration                         973           956     2%
 Merchant and cardmember                     337           340    (1%)
 Servicing                                   483           462     5%
Interest and dividends                     4,729         3,534    34%
Other                                        145           111    31%
                                    ------------  ------------
 Total revenues                            9,092         8,929     2%
Interest expense                           3,693         3,368    10%
Provision for consumer loan losses           312           310     1%
                                    ------------  ------------
 Net revenues                              5,087         5,251    (3%)
                                    ------------  ------------
Compensation and benefits                  1,782         1,940    (8%)
Occupancy and equipment                      212           191    11%
Brok., clearing and exchange fees            233           212    10%
Info processing and communications           343           315     9%
Marketing and business development           256           197    30%
Professional services                        368           283    30%
Other                                        306           236    30%
Restructuring and other charges                -             -    --
                                    ------------  ------------
 Total non-interest expenses               3,500         3,374     4%
                                    ------------  ------------
Income before losses from unconsolidated
 investees, taxes and dividends on
 preferred securities subject to
 mandatory redemption                      1,587         1,877   (15%)
Losses from unconsolidated investees         104           105    (1%)
Income tax expense                           397           456   (13%)
Div. on pref. securities subject
 to mandatory redemption                      45            47    (4%)
                                    ------------  ------------
Net income                           $     1,041   $     1,269   (18%)
                                    ============  ============

Comp & benefits as a % of net rev.           35%           37%

--------------------------
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                            MORGAN STANLEY
               Consolidated Income Statement Information
                   (unaudited, dollars in millions)

                                        Twelve Months Ended       %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------
Investment banking                   $     2,440   $     2,478    (2%)
Principal transactions:
 Trading                                   6,138         2,730   125%
 Investments                                  86           (31)    *
Commissions                                2,970         3,278    (9%)
Fees:
 Asset management, distribution
  and administration                       3,706         3,932    (6%)
 Merchant and cardmember                   1,379         1,420    (3%)
 Servicing                                 2,015         2,080    (3%)
Interest and dividends                    15,744        15,879    (1%)
Other                                        455           660   (31%)
                                    ------------  ------------
 Total revenues                           34,933        32,426     8%
Interest expense                          12,809        11,970     7%
Provision for consumer loan losses         1,267         1,336    (5%)
                                    ------------  ------------
 Net revenues                             20,857        19,120     9%
                                    ------------  ------------
Compensation and benefits                  8,545         7,940     8%
Occupancy and equipment                      794           825    (4%)
Brok., clearing and exchange fees            838           779     8%
Info processing and communications         1,288         1,375    (6%)
Marketing and business development           967         1,105   (12%)
Professional services                      1,135         1,094     4%
Other                                      1,485         1,047    42%
Restructuring and other charges                -           235     *
                                    ------------  ------------
 Total non-interest expenses              15,052        14,400     5%
                                    ------------  ------------
Income before losses from unconsolidated
 investees, taxes and dividends on
 preferred securities subject to
 mandatory redemption                      5,805         4,720    23%
Losses from unconsolidated investees         279            77     *
Income tax expense                         1,558         1,568    (1%)
Div. on pref. securities subject
 to mandatory redemption                     154            87    77%
                                    ------------  ------------
Net income                           $     3,814   $     2,988    28%
                                    ============  ============

Comp & benefits as a % of net rev.           41%           42%

--------------------------
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

----------------------------------------------------------------------

                            MORGAN STANLEY
        Institutional Securities Income Statement Information
                   (unaudited, dollars in millions)

                                          Quarter Ended           %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------
Investment banking                   $       616   $       595     4%
Principal transactions:
 Trading                                     738           279     *
 Investments                                  (1)           14  (107%)
Commissions                                  469           456     3%
Asset management, distribution
 and administration fees                      23            25    (8%)
Interest and dividends                     4,169         3,088    35%
Other                                         92            89     3%
                                    ------------  ------------
 Total revenues                            6,106         4,546    34%
Interest expense                           3,502         2,707    29%
                                    ------------  ------------
 Net revenues                              2,604         1,839    42%
                                    ------------  ------------

Total non-interest expenses                1,503         1,111    35%
                                    ------------  ------------
Income before losses from unconsolidated
 investees, taxes and dividends on
 preferred securities subject to
 mandatory redemption                      1,101           728    51%
Losses from unconsolidated investees         104            42   148%
Income tax expense                           199           219    (9%)
Div. on pref. securities subject
 to mandatory redemption                      45            22   105%
                                    ------------  ------------
Net income                           $       753   $       445    69%
                                    ============  ============

Pre-tax profit margin (1)                   37%           36%
Pre-tax profit margin excl. losses
 from unconsolidated investees (2)          41%           38%

After-tax profit margin (3)                 29%           24%

--------------------------
(1)   Income before taxes, less losses from
      unconsolidated investees and dividends on preferred securities, as a % of net revenues.
(2)   Income before taxes, less dividends on
      preferred securities, as a % of net revenues.
(3)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                            MORGAN STANLEY
        Institutional Securities Income Statement Information
                   (unaudited, dollars in millions)

                                          Quarter Ended           %
                                    Nov 30, 2003  Aug 31, 2003  Change
                                    ------------  ------------  ------
Investment banking                   $       616   $       518    19%
Principal transactions:
 Trading                                     738         1,931   (62%)
 Investments                                  (1)           30  (103%)
Commissions                                  469           440     7%
Asset management, distribution
 and administration fees                      23            24    (4%)
Interest and dividends                     4,169         2,943    42%
Other                                         92            60    53%
                                    ------------  ------------
 Total revenues                            6,106         5,946     3%
Interest expense                           3,502         3,153    11%
                                    ------------  ------------
 Net revenues                              2,604         2,793    (7%)
                                    ------------  ------------

Total non-interest expenses                1,503         1,589    (5%)
                                    ------------  ------------
Income before losses from unconsolidated
 investees, taxes and dividends on
 preferred securities subject to
 mandatory redemption                      1,101         1,204    (9%)
Losses from unconsolidated investees         104           105    (1%)
Income tax expense                           199           227   (12%)
Div. on pref. securities subject
 to mandatory redemption                      45            47    (4%)
                                    ------------  ------------
Net income                           $       753   $       825    (9%)
                                    ============  ============

Pre-tax profit margin (1)                   37%           38%
Pre-tax profit margin excl. losses
 from unconsolidated investees (2)          41%           41%

After-tax profit margin (3)                 29%           30%

--------------------------
(1)   Income before taxes, less losses from
      unconsolidated investees and dividends on preferred securities, as a % of net revenues.
(2)   Income before taxes, less dividends on
      preferred securities, as a % of net revenues.
(3)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                            MORGAN STANLEY
        Institutional Securities Income Statement Information
                   (unaudited, dollars in millions)

                                         Twelve Months Ended      %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------
Investment banking                   $     2,097   $     2,179    (4%)
Principal transactions:
 Trading                                   5,487         2,088     *
 Investments                                  64            42    52%
Commissions                                1,748         2,033   (14%)
Asset management, distribution
 and administration fees                      91            91    --
Interest and dividends                    13,381        13,056     2%
Other                                        289           396   (27%)
                                    ------------  ------------
 Total revenues                           23,157        19,885    16%
Interest expense                          11,946        10,774    11%
                                    ------------  ------------
 Net revenues                             11,211         9,111    23%
                                    ------------  ------------

Total non-interest expenses                7,565         6,474    17%
                                    ------------  ------------
Income before losses from unconsolidated
 investees, taxes and dividends on
 preferred securities subject to
 mandatory redemption                      3,646         2,637    38%
Losses from unconsolidated investees         279            77     *
Income tax expense                           749           809    (7%)
Div. on pref. securities subject
 to mandatory redemption                     154            87    77%
                                    ------------  ------------
Net income                           $     2,464   $     1,664    48%
                                    ============  ============

Pre-tax profit margin (1)                   29%           27%
Pre-tax profit margin excl. losses
 from unconsolidated investees (2)          31%           28%

After-tax profit margin (3)                 22%           18%

--------------------------
(1)   Income before taxes, less losses from
      unconsolidated investees and dividends on preferred securities, as a % of net revenues.
(2)   Income before taxes, less dividends on
      preferred securities, as a % of net revenues.
(3)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

----------------------------------------------------------------------

                             MORGAN STANLEY
         Individual Investor Group Income Statement Information
                    (unaudited, dollars in millions)

                                          Quarter Ended           %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------
Investment banking                   $        80   $        69    16%
Principal transactions:
 Trading                                     156           154     1%
 Investments                                   -             -    --
Commissions                                  357           300    19%
Asset management, distribution
 and administration fees                     379           322    18%
Interest and dividends                        96           101    (5%)
Other                                         56            35    60%
                                    ------------  ------------
 Total revenues                            1,124           981    15%
Interest expense                              35            46   (24%)
                                    ------------  ------------
 Net revenues                              1,089           935    16%
                                    ------------  ------------

Total non-interest expenses                  941           956    (2%)
                                    ------------  ------------

Income / (loss) before income taxes          148           (21)    *
Income tax expense / (benefit)                69           (10)    *
                                    ------------  ------------
Net income / (loss)                  $        79   $       (11)    *
                                    ============  ============

Pre-tax profit margin (1)                   14%           (2%)
After-tax profit margin (2)                  7%           (1%)

--------------------------
(1)   Income before taxes as a % of net revenues.
(2)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                             MORGAN STANLEY
         Individual Investor Group Income Statement Information
                    (unaudited, dollars in millions)

                                          Quarter Ended           %
                                    Nov 30, 2003  Aug 31, 2003  Change
                                    ------------  ------------  ------
Investment banking                   $        80   $        79     1%
Principal transactions:
 Trading                                     156           174   (10%)
 Investments                                   -             -    --
Commissions                                  357           348     3%
Asset management, distribution
 and administration fees                     379           364     4%
Interest and dividends                        96            92     4%
Other                                         56            35    60%
                                    ------------  ------------
 Total revenues                            1,124         1,092     3%
Interest expense                              35            38    (8%)
                                    ------------  ------------
 Net revenues                              1,089         1,054     3%
                                    ------------  ------------

Total non-interest expenses                  941           861     9%
                                    ------------  ------------

Income / (loss) before income taxes          148           193   (23%)
Income tax expense / (benefit)                69            68     1%
                                    ------------  ------------
Net income / (loss)                  $        79   $       125   (37%)
                                    ============  ============

Pre-tax profit margin (1)                   14%           18%
After-tax profit margin (2)                  7%           12%

--------------------------
(1)   Income before taxes as a % of net revenues.
(2)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                             MORGAN STANLEY
         Individual Investor Group Income Statement Information
                    (unaudited, dollars in millions)

                                        Twelve Months Ended       %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------
Investment banking                   $       304   $       267    14%
Principal transactions:
 Trading                                     651           642     1%
 Investments                                   -           (45)    *
Commissions                                1,276         1,330    (4%)
Asset management, distribution
 and administration fees                   1,413         1,409    --
Interest and dividends                       368           443   (17%)
Other                                        155           218   (29%)
                                    ------------  ------------
 Total revenues                            4,167         4,264    (2%)
Interest expense                             150           195   (23%)
                                    ------------  ------------
 Net revenues                              4,017         4,069    (1%)
                                    ------------  ------------

Total non-interest expenses                3,563         3,960   (10%)
                                    ------------  ------------

Income / (loss) before income taxes          454           109     *
Income tax expense / (benefit)               189            50     *
                                    ------------  ------------
Net income / (loss)                  $       265   $        59     *
                                    ============  ============

Pre-tax profit margin (1)                   11%            3%
After-tax profit margin (2)                  7%            1%

--------------------------
(1)   Income before taxes as a % of net revenues.
(2)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

----------------------------------------------------------------------

                             MORGAN STANLEY
           Investment Management Income Statement Information
                   (unaudited, dollars in millions)

                                          Quarter Ended           %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------
Investment banking                   $        11   $         7    57%
Principal transactions:
 Investments                                  12             2     *
Commissions                                   15            16    (6%)
Asset management, distribution
 and administration fees                     609           594     3%
Interest and dividends                         -             -    --
Other                                         11             4     *
                                    ------------  ------------
 Total revenues                              658           623     6%
Interest expense                               -            (1)    *
                                    ------------  ------------
 Net revenues                                658           624     5%
                                    ------------  ------------

Total non-interest expenses                  557           507    10%
                                    ------------  ------------
Income before income taxes                   101           117   (14%)
Income tax expense                            40            33    21%
                                    ------------  ------------
Net income                           $        61   $        84   (27%)
                                    ============  ============

Pre-tax profit margin (1)                   15%           19%
After-tax profit margin (2)                  9%           13%

--------------------------
(1)   Income before taxes as a % of net revenues.
(2)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                             MORGAN STANLEY
           Investment Management Income Statement Information
                   (unaudited, dollars in millions)

                                          Quarter Ended           %
                                    Nov 30, 2003  Aug 31, 2003  Change
                                    ------------  ------------  ------
Investment banking                   $        11   $        11    --
Principal transactions:
 Investments                                  12             8    50%
Commissions                                   15            16    (6%)
Asset management, distribution
 and administration fees                     609           612    --
Interest and dividends                         -             -    --
Other                                         11             8    38%
                                    ------------  ------------
 Total revenues                              658           655    --
Interest expense                               -             2     *
                                    ------------  ------------
 Net revenues                                658           653     1%
                                    ------------  ------------

Total non-interest expenses                  557           496    12%
                                    ------------  ------------
Income before income taxes                   101           157   (36%)
Income tax expense                            40            41    (2%)
                                    ------------  ------------
Net income                           $        61   $       116   (47%)
                                    ============  ============

Pre-tax profit margin (1)                   15%           24%
After-tax profit margin (2)                  9%           18%

--------------------------
(1)   Income before taxes as a % of net revenues.
(2)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                             MORGAN STANLEY
           Investment Management Income Statement Information
                   (unaudited, dollars in millions)

                                        Twelve Months Ended       %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------
Investment banking                   $        39   $        32    22%
Principal transactions:
 Investments                                  22           (28)    *
Commissions                                   56            52     8%
Asset management, distribution
 and administration fees                   2,361         2,598    (9%)
Interest and dividends                         2            17   (88%)
Other                                         34            51   (33%)
                                    ------------  ------------
 Total revenues                            2,514         2,722    (8%)
Interest expense                               5             1     *
                                    ------------  ------------
 Net revenues                              2,509         2,721    (8%)
                                    ------------  ------------

Total non-interest expenses                2,018         2,054    (2%)
                                    ------------  ------------
Income before income taxes                   491           667   (26%)
Income tax expense                           165           249   (34%)
                                    ------------  ------------
Net income                           $       326   $       418   (22%)
                                    ============  ============

Pre-tax profit margin (1)                   20%           25%
After-tax profit margin (2)                 13%           15%

--------------------------
(1)   Income before taxes as a % of net revenues.
(2)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

----------------------------------------------------------------------

                             MORGAN STANLEY
              Credit Services Income Statement Information
                    (unaudited, dollars in millions)

                                          Quarter Ended           %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------
Fees:
 Merchant and cardmember             $       337   $       372    (9%)
 Servicing                                   483           523    (8%)
Other                                         (5)            -     *
                                    ------------  ------------
 Total non-interest revenues                 815           895    (9%)

Interest revenue                             487           612   (20%)
Interest expense                             179           261   (31%)
                                    ------------  ------------
 Net interest income                         308           351   (12%)

Provision for consumer loan losses           312           319    (2%)
                                    ------------  ------------
 Net credit income                            (4)           32  (113%)
                                    ------------  ------------
 Net revenues                                811           927   (13%)
                                    ------------  ------------

Total non-interest expenses                  602           628    (4%)
                                    ------------  ------------
Income before taxes                          209           299   (30%)
Income tax expense                            78           108   (28%)
                                    ------------  ------------
Net income                           $       131   $       191   (31%)
                                    ============  ============

Pre-tax profit margin (1)                   26%           32%
After-tax profit margin (2)                 16%           21%

--------------------------
(1)   Income before taxes as a % of net revenues.
(2)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                             MORGAN STANLEY
              Credit Services Income Statement Information
                    (unaudited, dollars in millions)

                                          Quarter Ended           %
                                    Nov 30, 2003  Aug 31, 2003  Change
                                    ------------  ------------  ------
Fees:
 Merchant and cardmember             $       337   $       340    (1%)
 Servicing                                   483           462     5%
Other                                         (5)           18  (128%)
                                    ------------  ------------
 Total non-interest revenues                 815           820    (1%)

Interest revenue                             487           515    (5%)
Interest expense                             179           191    (6%)
                                    ------------  ------------
 Net interest income                         308           324    (5%)
Provision for consumer loan losses           312           310     1%
                                    ------------  ------------
 Net credit income                            (4)           14  (129%)
                                    ------------  ------------
 Net revenues                                811           834    (3%)
                                    ------------  ------------

Total non-interest expenses                  602           542    11%
                                    ------------  ------------
Income before taxes                          209           292   (28%)
Income tax expense                            78           107   (27%)
                                    ------------  ------------
Net income                           $       131   $       185   (29%)
                                    ============  ============

Pre-tax profit margin (1)                   26%           35%
After-tax profit margin (2)                 16%           22%

--------------------------
(1)   Income before taxes as a % of net revenues.
(2)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                             MORGAN STANLEY
              Credit Services Income Statement Information
                    (unaudited, dollars in millions)

                                        Twelve Months Ended       %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------
Fees:
 Merchant and cardmember             $     1,379   $     1,420    (3%)
 Servicing                                 2,015         2,080    (3%)
Other                                         15            30   (50%)
                                    ------------  ------------
 Total non-interest revenues               3,409         3,530    (3%)

Interest revenue                           2,091         2,413   (13%)
Interest expense                             806         1,050   (23%)
                                    ------------  ------------
 Net interest income                       1,285         1,363    (6%)

Provision for consumer loan losses         1,267         1,336    (5%)
                                    ------------  ------------
 Net credit income                            18            27   (33%)
                                    ------------  ------------
 Net revenues                              3,427         3,557    (4%)
                                    ------------  ------------

Total non-interest expenses                2,334         2,379    (2%)
                                    ------------  ------------
Income before taxes                        1,093         1,178    (7%)
Income tax expense                           405           418    (3%)
                                    ------------  ------------
Net income                           $       688   $       760    (9%)
                                    ============  ============

Pre-tax profit margin (1)                   32%           33%
After-tax profit margin (2)                 20%           21%

--------------------------
(1)   Income before taxes as a % of net revenues.
(2)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

----------------------------------------------------------------------

                             MORGAN STANLEY
              Credit Services Income Statement Information
                    (unaudited, dollars in millions)
                          (Managed loan basis)

                                          Quarter Ended           %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------
Fees:
 Merchant and cardmember             $       512   $       542    (6%)
 Servicing                                     -             -    --
Other                                          1             3   (67%)
                                    ------------  ------------
 Total non-interest revenues                 513           545    (6%)

Interest revenue                           1,517         1,606    (6%)
Interest expense                             366           475   (23%)
                                    ------------  ------------
 Net interest income                       1,151         1,131     2%

Provision for consumer loan losses           853           749    14%
                                    ------------  ------------
 Net credit income                           298           382   (22%)
                                    ------------  ------------
 Net revenues                                811           927   (13%)
                                    ------------  ------------

Total non-interest expenses                  602           628    (4%)
                                    ------------  ------------
Income before taxes                          209           299   (30%)
Income tax expense                            78           108   (28%)
                                    ------------  ------------
Net income                           $       131   $       191   (31%)
                                    ============  ============

Pre-tax profit margin (1)                   26%           32%
After-tax profit margin (2)                 16%           21%

--------------------------
(1)   Income before taxes as a % of net revenues.
(2)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                             MORGAN STANLEY
              Credit Services Income Statement Information
                    (unaudited, dollars in millions)
                          (Managed loan basis)

                                          Quarter Ended           %
                                    Nov 30, 2003  Aug 31, 2003  Change
                                    ------------  ------------  ------
Fees:
 Merchant and cardmember             $       512   $       523    (2%)
 Servicing                                     -             -    --
Other                                          1            19   (95%)
                                    ------------  ------------
 Total non-interest revenues                 513           542    (5%)

Interest revenue                           1,517         1,576    (4%)
Interest expense                             366           391    (6%)
                                    ------------  ------------
 Net interest income                       1,151         1,185    (3%)

Provision for consumer loan losses           853           893    (4%)
                                    ------------  ------------
 Net credit income                           298           292     2%
                                    ------------  ------------
 Net revenues                                811           834    (3%)
                                    ------------  ------------

Total non-interest expenses                  602           542    11%
                                    ------------  ------------
Income before taxes                          209           292   (28%)
Income tax expense                            78           107   (27%)
                                    ------------  ------------
Net income                           $       131   $       185   (29%)
                                    ============  ============

Pre-tax profit margin (1)                   26%           35%
After-tax profit margin (2)                 16%           22%

--------------------------
(1)   Income before taxes as a % of net revenues.
(2)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                             MORGAN STANLEY
              Credit Services Income Statement Information
                    (unaudited, dollars in millions)
                          (Managed loan basis)

                                        Twelve Months Ended       %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------
Fees:
 Merchant and cardmember             $     2,106   $     2,110    --
 Servicing                                     -             -    --
Other                                        109            80    36%
                                    ------------  ------------
 Total non-interest revenues               2,215         2,190     1%

Interest revenue                           6,265         6,474    (3%)
Interest expense                           1,608         1,937   (17%)
                                    ------------  ------------
 Net interest income                       4,657         4,537     3%

Provision for consumer loan losses         3,445         3,170     9%
                                    ------------  ------------
 Net credit income                         1,212         1,367   (11%)
                                    ------------  ------------
 Net revenues                              3,427         3,557    (4%)
                                    ------------  ------------

Total non-interest expenses                2,334         2,379    (2%)
                                    ------------  ------------
Income before taxes                        1,093         1,178    (7%)
Income tax expense                           405           418    (3%)
                                    ------------  ------------
Net income                           $       688   $       760    (9%)
                                    ============  ============
Pre-tax profit margin (1)                   32%           33%
After-tax profit margin (2)                 20%           21%
--------------------------
(1)   Income before taxes as a % of net revenues.
(2)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

----------------------------------------------------------------------

                            MORGAN STANLEY
                       Intersegment Eliminations
                   (unaudited, dollars in millions)

                                          Quarter Ended           %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------
Investment banking                   $         -   $         -    --
Principal transactions:
 Trading                                       -             -    --
 Investments                                   -             -    --
Commissions                                  (28)          (25)  (12%)
Asset management, distribution
 and administration fees                     (38)          (39)    3%
Interest and dividends                       (23)          (11) (109%)
Other                                         (9)          (10)   10%
                                    ------------  ------------
 Total revenues                              (98)          (85)  (15%)
Interest expense                             (23)          (11) (109%)
                                    ------------  ------------
 Net revenues                                (75)          (74)   (1%)
                                    ------------  ------------

Total non-interest expenses                 (103)         (108)    5%
                                    ------------  ------------
Income before taxes and dividends
 on preferred securities subject
 to mandatory redemption                      28            34   (18%)
Income tax expense                            11            11    --
                                    ------------  ------------
Net income                           $        17   $        23   (26%)
                                    ============  ============

--------------------------
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                            MORGAN STANLEY
                       Intersegment Eliminations
                   (unaudited, dollars in millions)

                                          Quarter Ended           %
                                    Nov 30, 2003  Aug 31, 2003  Change
                                    ------------  ------------  ------
Investment banking                   $         -   $         -    --
Principal transactions:
 Trading                                       -             -    --
 Investments                                   -             -    --
Commissions                                  (28)          (29)    3%
Asset management, distribution
 and administration fees                     (38)          (44)   14%
Interest and dividends                       (23)          (16)  (44%)
Other                                         (9)          (10)   10%
                                    ------------  ------------
 Total revenues                              (98)          (99)    1%
Interest expense                             (23)          (16)  (44%)
                                    ------------  ------------
 Net revenues                                (75)          (83)   10%
                                    ------------  ------------

Total non-interest expenses                 (103)         (114)   10%
                                    ------------  ------------
Income before taxes and dividends
 on preferred securities subject
 to mandatory redemption                      28            31   (10%)
Income tax expense                            11            13   (15%)
                                    ------------  ------------
Net income                           $        17   $        18    (6%)
                                    ============  ============

--------------------------
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                            MORGAN STANLEY
                       Intersegment Eliminations
                   (unaudited, dollars in millions)

                                        Twelve Months Ended       %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------
Investment banking                   $         -   $         -    --
Principal transactions:
 Trading                                       -             -    --
 Investments                                   -             -    --
Commissions                                 (110)         (137)   20%
Asset management, distribution
 and administration fees                    (159)         (166)    4%
Interest and dividends                       (98)          (50)  (96%)
Other                                        (38)          (35)   (9%)
                                    ------------  ------------
 Total revenues                             (405)         (388)   (4%)
Interest expense                             (98)          (50)  (96%)
                                    ------------  ------------
 Net revenues                               (307)         (338)    9%
                                    ------------  ------------

Total non-interest expenses                 (428)         (467)    8%
                                    ------------  ------------
Income before taxes and dividends
 on preferred securities subject
 to mandatory redemption                     121           129    (6%)
Income tax expense                            50            42    19%
                                    ------------  ------------
Net income                           $        71   $        87   (18%)
                                    ============  ============

--------------------------
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

----------------------------------------------------------------------

                             MORGAN STANLEY
               Financial Information and Statistical Data
                              (unaudited)

                                          Quarter Ended           %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------

Total assets (millions)              $   602,843   $   529,503    14%
Adjusted assets (millions) (1)       $   402,827   $   358,470    12%
Period end common shares
 outstanding (millions)                  1,084.7       1,081.4    --
Book value per common share          $     23.10   $     20.24    14%
Shareholders' equity (millions) (2)  $    27,871   $    23,095    21%
Total capital (millions) (3)         $    82,963   $    65,936    26%
Worldwide employees                       51,196        55,726    (8%)

Average Daily 99%/One-Day Value-at-Risk ("VaR") (4)
Primary Market Risk Category ($ millions, pre-tax)
  Interest rate and credit spread    $        45   $        40
  Equity price                                29            15
  Foreign exchange rate                       13             6
  Commodity price                             26            23
  Aggregate trading VaR              $        61   $        54

--------------------------
(1) Represents total assets less assets attributable to matched resale agreements, certain securities borrowed transactions and segregated customer cash balances. See page F-18 for further information.
(2) Includes common equity and preferred securities subject to mandatory redemption.
(3) Includes common equity, preferred securities subject to mandatory redemption, capital units and the non-current portion of long-term debt.
(4) 99%/One-Day VaR represents the loss amount that one would not expect to exceed, on average, more than one time every one hundred trading days in the Company's Institutional trading positions if the portfolio were held constant for a one day period.
    The Company's VaR incorporates substantially all financial instruments generating market risk that are managed by the Company's Institutional trading businesses.
    For a further discussion of the calculation of VaR and the limitations of the Company's VaR methodology, see Part
    II, Item 7A "Quantitative and Qualitative Disclosures about
    Market Risk" in the firm's Annual Report on Form 10-K for the fiscal year ended November 30, 2002.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                MORGAN STANLEY
                 Financial Information and Statistical Data
                                 (unaudited)

                                          Quarter Ended           %
                                    Nov 30, 2003  Aug 31, 2003  Change
                                    ------------  ------------  ------

Total assets (millions)              $   602,843   $   580,632     4%
Adjusted assets (millions) (1)       $   402,827   $   392,815     3%
Period end common shares
 outstanding (millions)                  1,084.7       1,088.1    --
Book value per common share          $     23.10   $     21.79     6%
Shareholders' equity (millions) (2)  $    27,871   $    26,517     5%
Total capital (millions) (3)         $    82,963   $    78,241     6%
Worldwide employees                       51,196        52,205    (2%)

Average Daily 99%/One-Day Value-at-Risk ("VaR") (4)
Primary Market Risk Category ($ millions, pre-tax)
  Interest rate and credit spread    $        45   $        42
  Equity price                                29            25
  Foreign exchange rate                       13             7
  Commodity price                             26            27
  Aggregate trading VaR              $        61   $        54

--------------------------
(1) Represents total assets less assets attributable to matched resale agreements, certain securities borrowed transactions and segregated customer cash balances. See page F-18 for further information.
(2) Includes common equity and preferred securities subject to mandatory redemption.
(3) Includes common equity, preferred securities subject to mandatory redemption, capital units and the non-current portion of long-term debt.
(4) 99%/One-Day VaR represents the loss amount that one would not expect to exceed, on average, more than one time every one hundred trading days in the Company's Institutional trading positions if the portfolio were held constant for a one day period.
    The Company's VaR incorporates substantially all financial instruments generating market risk that are managed by the Company's Institutional trading businesses.
    For a further discussion of the calculation of VaR and the limitations of the Company's VaR methodology, see Part
    II, Item 7A "Quantitative and Qualitative Disclosures about
    Market Risk" in the firm's Annual Report on Form 10-K for the fiscal year ended November 30, 2002.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

----------------------------------------------------------------------

                            MORGAN STANLEY
              Financial Information and Statistical Data
                             (unaudited)

                                          Quarter Ended           %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------
Institutional Securities
Advisory revenue (millions)          $       225   $       271   (17%)
Underwriting revenue (millions)      $       391   $       324    21%

Sales and trading net revenue
(millions) (1)
  Equity                             $       919   $       621    48%
  Fixed income                       $       977   $       588    66%

Mergers and acquisitions announced trans (2)
  Morgan Stanley global market
   volume (billions)                 $     225.4   $     198.0
  Rank                                         2             3

Worldwide equity and related issues (2)
  Morgan Stanley global market
   volume (billions)                 $      35.1   $      25.6
  Rank                                         3             4

Individual Investor Group
Global financial advisors                 11,086        12,546   (12%)

Total client assets (billions)       $       565   $       516     9%
Fee-based client account
 assets (billions) (3)               $       130   $       107    21%
Fee-based assets as a % of
 client assets                               23%           21%

Domestic retail locations                   532           608    (13%)

--------------------------
(1) Includes principal trading, commissions and net interest revenue.
(2)   Source: Thomson Financial Securities Data - January 1 to
      November 30, 2003.
(3) Represents the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                            MORGAN STANLEY
              Financial Information and Statistical Data
                             (unaudited)

                                          Quarter Ended           %
                                    Nov 30, 2003  Aug 31, 2003  Change
                                    ------------  ------------  ------
Institutional Securities
Advisory revenue (millions)          $       225   $       130    73%
Underwriting revenue (millions)      $       391   $       388     1%

Sales and trading net revenue
(millions) (1)
  Equity                             $       919   $       830    11%
  Fixed income                       $       977   $     1,462   (33%)

Mergers and acquisitions announced trans (2)
  Morgan Stanley global market
   volume (billions)                 $     225.4   $      88.1
  Rank                                         2             5

Worldwide equity and related issues (2)
  Morgan Stanley global market
   volume (billions)                 $      35.1   $      22.4
  Rank                                         3             3

Individual Investor Group
Global financial advisors                 11,086        11,326    (2%)

Total client assets (billions)       $       565   $       544     4%
Fee-based client account
 assets (billions) (3)               $       130   $       122     7%
Fee-based assets as a % of
 client assets                               23%           22%

Domestic retail locations                    532           544    (2%)

--------------------------
(1) Includes principal trading, commissions and net interest revenue.
(2)   Source: Thomson Financial Securities Data - January 1 to
      November 30, 2003.
(3) Represents the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                            MORGAN STANLEY
              Financial Information and Statistical Data
                             (unaudited)

                                        Twelve Months Ended       %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------
Institutional Securities
Advisory revenue (millions)          $       662   $       961   (31%)
Underwriting revenue (millions)      $     1,435   $     1,218    18%

Sales and trading net revenue
(millions) (1)
  Equity                             $     3,591   $     3,528     2%
  Fixed income                       $     5,356   $     3,245    65%

--------------------------
(1) Includes principal trading, commissions and net interest revenue.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

----------------------------------------------------------------------

                             MORGAN STANLEY
                            Statistical Data
                              (unaudited)

                                          Quarter Ended           %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------

Investment Management ($ billions)

Net flows
  Retail                             $       3.7   $      (1.0)    *
  Institutional                             (1.3)         (0.8)  (63%)
                                    ------------  ------------
   Net flows excluding money markets         2.4          (1.8)    *
                                    ------------  ------------
  Money markets                             (2.5)         (1.2) (108%)

Assets under management or
 supervision by distribution channel
  Retail                             $       277   $       256     8%
  Institutional                              185           164    13%
                                    ------------  ------------
   Total                             $       462   $       420    10%
                                    ============  ============

Assets under management or
 supervision by asset class
  Equity                             $       207   $       172    20%
  Fixed income                               123           127    (3%)
  Money market                                64            66    (3%)
  Other (1)                                   68            55    24%
                                    ------------  ------------
   Total                             $       462   $       420    10%
                                    ============  ============

--------------------------
(1)   Includes Alternative Investments.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                             MORGAN STANLEY
                            Statistical Data
                              (unaudited)

                                          Quarter Ended           %
                                    Nov 30, 2003  Aug 31, 2003  Change
                                    ------------  ------------  ------

Investment Management ($ billions)

Net flows
  Retail                             $       3.7   $       4.9   (24%)
  Institutional                             (1.3)         (2.1)   38%
                                    ------------  ------------
   Net flows excluding money markets         2.4           2.8   (14%)
                                    ------------  ------------
  Money markets                             (2.5)          0.2     *

Assets under management or
 supervision by distribution channel
  Retail                             $       277   $       268     3%
  Institutional                              185           165    12%
                                    ------------  ------------
   Total                             $       462   $       433     7%
                                    ============  ============

Assets under management or
 supervision by asset class
  Equity                             $       207   $       189    10%
  Fixed income                               123           123    --
  Money market                                64            66    (3%)
  Other (1)                                   68            55    24%
                                    ------------  ------------
   Total                             $       462   $       433     7%
                                    ============  ============

--------------------------
(1)   Includes Alternative Investments.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                             MORGAN STANLEY
                            Statistical Data
                              (unaudited)

                                        Twelve Months Ended       %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------

Investment Management ($ billions)

Net flows
  Retail                             $       9.3   $       1.1     *
  Institutional                             (9.9)         (2.0)    *
                                    ------------  ------------
   Net flows excluding money markets        (0.6)         (0.9)   33%
                                    ------------  ------------
  Money markets                             (5.8)         (5.5)   (5%)

--------------------------
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

----------------------------------------------------------------------

                             MORGAN STANLEY
               Financial Information and Statistical Data
                    (unaudited, dollars in millions)

                                          Quarter Ended           %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------
Credit Services

Owned credit card loans
 Period end                          $    18,930   $    22,153   (15%)
 Average                             $    18,143   $    21,641   (16%)

Managed credit card loans (1)
 Period end                          $    48,358   $    51,143    (5%)
 Average                             $    48,835   $    50,239    (3%)
 Interest yield                           12.05%        12.45% (40 bp)
 Interest spread                           9.05%         8.62%  43 bp
 Net charge-off rate                       6.87%         5.95%  92 bp
 Delinquency rate (over 30 days)           5.97%         5.96%   1 bp
 Delinquency rate (over 90 days)           2.82%         2.66%  16 bp

 Transaction volume (billions)       $      23.0   $      25.3    (9%)
 Accounts (millions)                        46.1          46.5    (1%)
 Active accounts (millions)                 20.8          22.6    (8%)
 Average receivables per average
  active account (actual $)          $     2,319   $     2,214     5%
 Securitization gain                 $        (7)  $         4     *

--------------------------
(1)   Includes owned and securitized credit card loans.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                             MORGAN STANLEY
               Financial Information and Statistical Data
                    (unaudited, dollars in millions)

                                          Quarter Ended           %
                                    Nov 30, 2003  Aug 31, 2003  Change
                                    ------------  ------------  ------
Credit Services

Owned credit card loans
 Period end                          $    18,930   $    18,106     5%
 Average                             $    18,143   $    18,600    (2%)

Managed credit card loans (1)
 Period end                          $    48,358   $    49,965    (3%)
 Average                             $    48,835   $    50,663    (4%)
 Interest yield                           12.05%        11.94%  11 bp
 Interest spread                           9.05%         8.91%  14 bp
 Net charge-off rate                       6.87%         6.90%  (3 bp)
 Delinquency rate (over 30 days)           5.97%         6.05%  (8 bp)
 Delinquency rate (over 90 days)           2.82%         2.91%  (9 bp)

 Transaction volume (billions)       $      23.0   $      24.8    (7%)
 Accounts (millions)                        46.1          46.3    --
 Active accounts (millions)                 20.8          21.3    (2%)
 Average receivables per average
  active account (actual $)          $     2,319   $     2,348    (1%)
 Securitization gain                 $        (7)  $        (9)   22%

--------------------------
(1)   Includes owned and securitized credit card loans.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                             MORGAN STANLEY
               Financial Information and Statistical Data
                    (unaudited, dollars in millions)

                                        Twelve Months Ended       %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------
Credit Services

Owned credit card loans
 Period end                          $    18,930   $    22,153   (15%)
 Average                             $    19,531   $    20,659    (5%)

Managed credit card loans (1)
 Period end                          $    48,358   $    51,143    (5%)
 Average                             $    50,864   $    49,835     2%
 Interest yield                           11.93%        12.64% (71 bp)
 Interest spread                           8.77%         8.71%   6 bp
 Net charge-off rate                       6.60%         6.19%  41 bp
 Delinquency rate (over 30 days)           5.97%         5.96%   1 bp
 Delinquency rate (over 90 days)           2.82%         2.66%  16 bp

 Transaction volume (billions)       $      97.9   $      97.3     1%
 Accounts (millions)                        46.1          46.5    (1%)
 Active accounts (millions)                 20.8          22.6    (8%)
 Average receivables per average
  active account (actual $)          $     2,329   $     2,135     9%
 Securitization gain                 $        30   $        20    50%

--------------------------
(1)   Includes owned and securitized credit card loans.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

----------------------------------------------------------------------

                                 MORGAN STANLEY

The following page (F-13) presents more detailed financial information regarding the results of operations for the combined institutional securities, individual investor group and investment management businesses. Morgan Stanley believes that a combined presentation is informative due to certain synergies among these businesses, as well as to facilitate comparisons of the Company's results with those of other companies in the financial services industry that have securities and asset management businesses. Morgan Stanley provides this type of presentation for its credit services activities page (F-14) in order to provide helpful comparison to other credit card issuers.

----------------------------------------------------------------------

                             MORGAN STANLEY
Inst'l Securities, Individual Investor Group and Investment Mgm't (1)
                  Combined Income Statement Information
                    (unaudited, dollars in millions)

                                          Quarter Ended           %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------
Investment banking                   $       707   $       671     5%
Principal transactions:
 Trading                                     894           433   106%
 Investments                                  11            16   (31%)
Commissions                                  813           747     9%
Asset management, distribution
 and administration fees                     973           902     8%
Interest and dividends                     4,254         3,182    34%
Other                                        152           122    25%
                                    ------------  ------------
 Total revenues                            7,804         6,073    29%
Interest expense                           3,526         2,745    28%
                                    ------------  ------------
 Net revenues                              4,278         3,328    29%
                                    ------------  ------------
Compensation and benefits                  1,572           971    62%
Occupancy and equipment                      191           200    (5%)
Brok., clearing and exchange fees            233           213     9%
Info processing and communications           242           280   (14%)
Marketing and business development           148           152    (3%)
Professional services                        290           266     9%
Other                                        224           153    46%
Restructuring and other charges                -           235     *
                                    ------------  ------------
 Total non-interest expenses               2,900         2,470    17%
                                    ------------  ------------
Income before losses from unconsolidated
 investees, taxes and dividends on
 preferred securities subject to
 mandatory redemption                      1,378           858    61%
Losses from unconsolidated investees         104            42   148%
Income tax expense                           319           253    26%
Div. on pref. securities subject
 to mandatory redemption                      45            22   105%
                                    ------------  ------------
Net income                           $       910   $       541    68%
                                    ============  ============

Comp & benefits as a % of net rev.           37%           29%
Non-comp exp. as a % of net rev. (2)         31%           38%

Pre-tax profit margin (3)                    29%           24%
Pre-tax profit margin excl. losses
 from unconsolidated investees (4)           31%           25%

After-tax profit margin (5)                  21%           16%

Number of employees (6)                   37,435        40,424    (7%)

--------------------------
(1)   Includes the elimination of intersegment activity.
(2)   Excludes restructuring and other charges.
(3)   Income before taxes, less losses from
      unconsolidated investees and dividends on preferred securities, as a % of net revenues.
(4)   Income before taxes, less dividends on
      preferred securities, as a % of net revenues.
(5)   Net income as a % of net revenues.
(6) Includes Institutional Securities, Individual Investor Group, Investment Management and Infrastructure/Company areas.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                             MORGAN STANLEY
Inst'l Securities, Individual Investor Group and Investment Mgm't (1)
                  Combined Income Statement Information
                    (unaudited, dollars in millions)

                                          Quarter Ended           %
                                    Nov 30, 2003  Aug 31, 2003  Change
                                    ------------  ------------  ------
Investment banking                   $       707   $       608    16%
Principal transactions:
 Trading                                     894         2,105   (58%)
 Investments                                  11            38   (71%)
Commissions                                  813           775     5%
Asset management, distribution
 and administration fees                     973           956     2%
Interest and dividends                     4,254         3,029    40%
Other                                        152            96    58%
                                    ------------  ------------
 Total revenues                            7,804         7,607     3%
Interest expense                           3,526         3,187    11%
                                    ------------  ------------
 Net revenues                              4,278         4,420    (3%)
                                    ------------  ------------
Compensation and benefits                  1,572         1,745   (10%)
Occupancy and equipment                      191           170    12%
Brok., clearing and exchange fees            233           212    10%
Info processing and communications           242           227     7%
Marketing and business development           148           107    38%
Professional services                        290           218    33%
Other                                        224           156    44%
Restructuring and other charges                -             -    --
                                    ------------  ------------
 Total non-interest expenses               2,900         2,835     2%
                                    ------------  ------------
Income before losses from unconsolidated
 investees, taxes and dividends on
 preferred securities subject to
 mandatory redemption                     1,378         1,585    (13%)
Losses from unconsolidated investees        104           105     (1%)
Income tax expense                          319           349     (9%)
Div. on pref. securities subject
 to mandatory redemption                     45            47     (4%)
                                    ------------  ------------
Net income                           $       910   $     1,084   (16%)
                                    ============  ============

Comp & benefits as a % of net rev.           37%           40%
Non-comp exp. as a % of net rev. (2)         31%           25%

Pre-tax profit margin (3)                    29%           32%
Pre-tax profit margin excl. losses
 from unconsolidated investees (4)           31%           35%

After-tax profit margin (5)                  21%           25%

Number of employees (6)                  37,435        37,493     --

--------------------------
(1)   Includes the elimination of intersegment activity.
(2)   Excludes restructuring and other charges.
(3)   Income before taxes, less losses from
      unconsolidated investees and dividends on preferred securities, as a % of net revenues.
(4)   Income before taxes, less dividends on
      preferred securities, as a % of net revenues.
(5)   Net income as a % of net revenues.
(6) Includes Institutional Securities, Individual Investor Group, Investment Management and Infrastructure/Company areas.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                             MORGAN STANLEY
Inst'l Securities, Individual Investor Group and Investment Mgm't (1)
                  Combined Income Statement Information
                    (unaudited, dollars in millions)

                                        Twelve Months Ended       %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------
Investment banking                   $     2,440   $     2,478    (2%)
Principal transactions:
 Trading                                   6,138         2,730   125%
 Investments                                  86           (31)    *
Commissions                                2,970         3,278    (9%)
Asset management, distribution
 and administration fees                   3,706         3,932    (6%)
Interest and dividends                    13,725        13,484     2%
Other                                        451           641   (30%)
                                    ------------  ------------
 Total revenues                           29,516        26,512    11%
Interest expense                          12,075        10,938    10%
                                    ------------  ------------
 Net revenues                             17,441        15,574    12%
                                    ------------  ------------
Compensation and benefits                  7,726         7,170     8%
Occupancy and equipment                      713           752    (5%)
Brok., clearing and exchange fees            838           779     8%
Info processing and communications           931         1,015    (8%)
Marketing and business development           487           564   (14%)
Professional services                        878           842     4%
Other                                      1,156           675    71%
Restructuring and other charges                -           235     *
                                    ------------  ------------
 Total non-interest expenses              12,729        12,032     6%
                                    ------------  ------------
Income before losses from unconsolidated
 investees, taxes and dividends on
 preferred securities subject to
 mandatory redemption                      4,712         3,542    33%
Losses from unconsolidated investees         279            77     *
Income tax expense                         1,153         1,150    --
Div. on pref. securities subject
 to mandatory redemption                     154            87    77%
                                    ------------  ------------
Net income                           $     3,126   $     2,228    40%
                                    ============  ============

Comp & benefits as a % of net rev.           44%           46%
Non-comp exp. as a % of net rev. (2)         29%           30%

Pre-tax profit margin (3)                    25%           22%
Pre-tax profit margin excl. losses
 from unconsolidated investees (4)           26%           22%

After-tax profit margin (5)                  18%           14%

--------------------------
(1)   Includes the elimination of intersegment activity.
(2)   Excludes restructuring and other charges.
(3)   Income before taxes, less losses from
      unconsolidated investees and dividends on preferred securities, as a % of net revenues.
(4)   Income before taxes, less dividends on
      preferred securities, as a % of net revenues.
(5)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

----------------------------------------------------------------------

                             MORGAN STANLEY
              Credit Services Income Statement Information
                   (unaudited, dollars in millions)
                         (Managed loan basis)

                                          Quarter Ended           %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------
Fees:
 Merchant and cardmember             $       512   $       542    (6%)
 Servicing                                     -             -    --
Other                                          1             3   (67%)
                                    ------------  ------------
 Total non-interest revenues                 513           545    (6%)
Interest revenue                           1,517         1,606    (6%)
Interest expense                             366           475   (23%)
                                    ------------  ------------
 Net interest income                       1,151         1,131     2%

Provision for consumer loan losses           853           749    14%
                                    ------------  ------------
 Net credit income                           298           382   (22%)
                                    ------------  ------------
 Net revenues                                811           927   (13%)
                                    ------------  ------------
Compensation and benefits                    210           178    18%
Occupancy and equipment                       21            21    --
Info processing and communications           101            97     4%
Marketing and business development           108           170   (36%)
Professional services                         78            80    (3%)
Other                                         84            82     2%
                                    ------------  ------------
Total non-interest expenses                  602           628    (4%)
                                    ------------  ------------
Income before taxes                          209           299   (30%)
Income tax expense                            78           108   (28%)
                                    ------------  ------------
Net income                           $       131   $       191   (31%)
                                    ============  ============

Comp & benefits as a % of net rev.           26%           19%
Non-comp expenses as a % of net rev.         48%           49%

Pre-tax profit margin (1)                    26%           32%
After-tax profit margin (2)                  16%           21%

Number of employees                       13,761        15,302   (10%)

--------------------------
(1)   Income before taxes as a % of net revenues.
(2)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                             MORGAN STANLEY
              Credit Services Income Statement Information
                   (unaudited, dollars in millions)
                         (Managed loan basis)

                                          Quarter Ended           %
                                    Nov 30, 2003  Aug 31, 2003  Change
                                    ------------  ------------  ------
Fees:
 Merchant and cardmember             $       512   $       523    (2%)
 Servicing                                     -             -    --
Other                                          1            19   (95%)
                                    ------------  ------------
 Total non-interest revenues                 513           542    (5%)
Interest revenue                           1,517         1,576    (4%)
Interest expense                             366           391    (6%)
                                    ------------  ------------
 Net interest income                       1,151         1,185    (3%)

Provision for consumer loan losses           853           893    (4%)
                                    ------------  ------------
 Net credit income                           298           292     2%
                                    ------------  ------------
 Net revenues                                811           834    (3%)
                                    ------------  ------------
Compensation and benefits                    210           195     8%
Occupancy and equipment                       21            21    --
Info processing and communications           101            88    15%
Marketing and business development           108            90    20%
Professional services                         78            65    20%
Other                                         84            83     1%
                                    ------------  ------------
Total non-interest expenses                  602           542    11%
                                    ------------  ------------
Income before taxes                          209           292   (28%)
Income tax expense                            78           107   (27%)
                                    ------------  ------------
Net income                           $       131   $       185   (29%)
                                    ============  ============

Comp & benefits as a % of net rev.           26%           23%
Non-comp expenses as a % of net rev.         48%           42%

Pre-tax profit margin (1)                    26%           35%
After-tax profit margin (2)                  16%           22%

Number of employees                       13,761        14,712    (6%)

--------------------------
(1)   Income before taxes as a % of net revenues.
(2)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                             MORGAN STANLEY
              Credit Services Income Statement Information
                   (unaudited, dollars in millions)
                         (Managed loan basis)

                                        Twelve Months Ended       %
                                    Nov 30, 2003  Nov 30, 2002  Change
                                    ------------  ------------  ------
Fees:
 Merchant and cardmember             $     2,106   $     2,110    --
 Servicing                                     -             -    --
Other                                        109            80    36%
                                    ------------  ------------
 Total non-interest revenues               2,215         2,190     1%
Interest revenue                           6,265         6,474    (3%)
Interest expense                           1,608         1,937   (17%)
                                    ------------  ------------
 Net interest income                       4,657         4,537     3%

Provision for consumer loan losses         3,445         3,170     9%
                                    ------------  ------------
 Net credit income                         1,212         1,367   (11%)
                                    ------------  ------------
 Net revenues                              3,427         3,557    (4%)
                                    ------------  ------------
Compensation and benefits                    819           770     6%
Occupancy and equipment                       81            73    11%
Info processing and communications           357           360    (1%)
Marketing and business development           480           541   (11%)
Professional services                        257           252     2%
Other                                        340           383   (11%)
                                    ------------  ------------
Total non-interest expenses                2,334         2,379    (2%)
                                    ------------  ------------
Income before taxes                        1,093         1,178    (7%)
Income tax expense                           405           418    (3%)
                                    ------------  ------------
Net income                           $       688   $       760    (9%)
                                    ============  ============

Comp & benefits as a % of net rev.           24%           22%
Non-comp expenses as a % of net rev.         44%           45%

Pre-tax profit margin (1)                    32%           33%
After-tax profit margin (2)                  20%           21%

--------------------------
(1)   Income before taxes as a % of net revenues.
(2)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

----------------------------------------------------------------------

                                MORGAN STANLEY

The following pages (F-15 - F-17) present a reconciliation for certain information disclosed on pages F-7, F-12 and F-14.

The data is presented on both a "managed" loan basis and as reported under generally accepted accounting principles ("owned" loan basis). Managed loan data assumes that the Company's securitized loan receivables have not been sold and presents the results of securitized loan receivables in the same manner as the Company's owned loans.
The Company operates its Credit Services business and analyzes its financial performance on a managed basis. Accordingly, underwriting and servicing standards are comparable for both owned and securitized loans. The Company believes that managed loan information is useful to investors because it provides information regarding the quality of loan origination and credit performance of the entire managed portfolio and allows investors to understand the related credit risks inherent in owned loans and retained interests in securitizations.
In addition, investors often request information on a managed basis, which provides a more meaningful comparison to industry competitors.

----------------------------------------------------------------------

                            MORGAN STANLEY
             Financial Information and Statistical Data (1)
                    (unaudited, dollars in millions)

                             Quarter Ended Nov 30, 2003
             ---------------------------------------------------------
General Purpose Credit Card Loans:                         Delinquency
                                                              Rate
                                                   Net    ------------
              Period           Interest Interest Charge-    30     90
                End     Avg     Yield    Spread   offs     Days   Days
             -------- -------- -------- -------- -------- ------ -----

Owned        $ 18,930 $ 18,143  10.07%    5.86%    6.56%  5.36%  2.53%
Securitized    29,428   30,692  13.23%   10.88%    7.06%  6.36%  3.01%
             -------- --------
Managed      $ 48,358 $ 48,835  12.05%    9.05%    6.87%  5.97%  2.82%
             ======== ========


                             Quarter Ended Nov 30, 2002
             ---------------------------------------------------------
General Purpose Credit Card Loans:                         Delinquency
                                                              Rate
                                                   Net    ------------
              Period           Interest Interest Charge-    30     90
                End     Avg     Yield    Spread   offs     Days   Days
             -------- -------- -------- -------- -------- ------ -----

Owned        $ 22,153 $ 21,641  10.69%    5.59%    5.83%  5.32%  2.41%
Securitized    28,990   28,598  13.78%   10.84%    6.03%  6.45%  2.85%
             -------- --------
Managed      $ 51,143 $ 50,239  12.45%    8.62%    5.95%  5.96%  2.66%
             ======== ========


                             Quarter Ended Aug 31, 2003
             ---------------------------------------------------------
General Purpose Credit Card Loans:                         Delinquency
                                                              Rate
                                                   Net    ------------
              Period           Interest Interest Charge-    30     90
                End     Avg     Yield    Spread   offs     Days   Days
             -------- -------- -------- -------- -------- ------ -----

Owned        $ 18,106 $ 18,600  10.28%    6.05%    6.26%  5.28%  2.54%
Securitized    31,859   32,063  12.91%   10.52%    7.26%  6.48%  3.12%
             -------- --------
Managed      $ 49,965 $ 50,663  11.94%    8.91%    6.90%  6.05%  2.91%
             ======== ========

--------------------------
(1) The tables provide a reconciliation of certain managed and owned basis statistical data (period-end and average loan balances, interest yield, interest spread, net charge-off rates, and 30- and 90-day delinquency rates) for the periods indicated.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

----------------------------------------------------------------------

                             MORGAN STANLEY
              Financial Information and Statistical Data (1)
                    (unaudited, dollars in millions)

                             Twelve Months Ended Nov 30, 2003
             ---------------------------------------------------------
General Purpose Credit Card Loans:                         Delinquency
                                                              Rate
                                                   Net    ------------
              Period           Interest Interest Charge-    30     90
                End     Avg     Yield    Spread   offs     Days   Days
             -------- -------- -------- -------- -------- ------ -----

Owned        $ 18,930 $ 19,531  10.02%    5.69%    6.05%  5.36%  2.53%
Securitized    29,428   31,333  13.13%   10.64%    6.95%  6.36%  3.01%
             -------- --------
Managed      $ 48,358 $ 50,864  11.93%    8.77%    6.60%  5.97%  2.82%
             ======== ========


                             Twelve Months Ended Nov 30, 2002
             ---------------------------------------------------------
General Purpose Credit Card Loans:                         Delinquency
                                                              Rate
                                                   Net    ------------
              Period           Interest Interest Charge-    30     90
                End     Avg     Yield    Spread   offs     Days   Days
             -------- -------- -------- -------- -------- ------ -----

Owned        $ 22,153 $ 20,659  11.03%    5.74%    6.06%  5.32%  2.41%
Securitized    28,990   29,176  13.79%   10.78%    6.29%  6.45%  2.85%
             -------- --------
Managed      $ 51,143 $ 49,835  12.64%    8.71%    6.19%  5.96%  2.66%
             ======== ========


--------------------------
(1) The tables provide a reconciliation of certain managed and owned basis statistical data (period-end and average loan balances, interest yield, interest spread, net charge-off rates, and 30- and 90-day delinquency rates) for the periods indicated.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

----------------------------------------------------------------------

                            MORGAN STANLEY
          Reconciliation of Managed Income Statement Data (1)
                   (unaudited, dollars in millions)

                            Quarter Ended         Twelve Months Ended
                      Nov 30,  Nov 30,  Aug 31,    Nov 30,    Nov 30,
                       2003     2002     2003       2003       2002
                     -------- -------- --------  ---------- ----------
Merchant and
 cardmember fees:
  Owned               $  337   $  372   $  340    $  1,379   $  1,420
  Securitization Adj.    175      170      183         727        690
                     -------- -------- --------  ---------- ----------
  Managed             $  512   $  542   $  523    $  2,106   $  2,110
                     ======== ======== ========  ========== ==========

Servicing fees:
  Owned               $  483   $  523   $  462    $  2,015   $  2,080
  Securitization Adj.   (483)    (523)    (462)     (2,015)    (2,080)
                     -------- -------- --------  ---------- ----------
  Managed             $    -   $    -   $    -    $      -   $      -
                     ======== ======== ========  ========== ==========

Other:
  Owned               $   (5)  $    -   $   18    $     15   $     30
  Securitization Adj.      6        3        1          94         50
                     -------- -------- --------  ---------- ----------
  Managed             $    1   $    3   $   19    $    109   $     80
                     ======== ======== ========  ========== ==========

Interest revenue:
  Owned               $  487   $  612   $  515    $  2,091   $  2,413
  Securitization Adj.  1,030      994    1,061       4,174      4,061
                     -------- -------- --------  ---------- ----------
  Managed             $1,517   $1,606   $1,576    $  6,265   $  6,474
                     ======== ======== ========  ========== ==========

Interest expense:
  Owned               $  179   $  261   $  191    $    806   $  1,050
  Securitization Adj.    187      214      200         802        887
                     -------- -------- --------  ---------- ----------
  Managed             $  366   $  475   $  391    $  1,608   $  1,937
                     ======== ======== ========  ========== ==========

Provision for consumer
 loan losses:
  Owned               $  312   $  319   $  310    $  1,267   $  1,336
  Securitization Adj.    541      430      583       2,178      1,834
                     -------- -------- --------  ---------- ----------
  Managed             $  853   $  749   $  893    $  3,445   $  3,170
                     ======== ======== ========  ========== ==========

--------------------------
(1) The tables provide a reconciliation of certain managed and owned basis income statement data (merchant and cardmember fees, servicing fees, other revenue, interest revenue, interest expense and provision for consumer loan losses) for the periods indicated.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

----------------------------------------------------------------------

                               MORGAN STANLEY

The following page (F-18) presents a reconciliation of adjusted assets.

Balance sheet leverage ratios are one indicator of capital adequacy when viewed in the context of a company's overall liquidity and capital policies. The Company views the adjusted leverage ratio as a more relevant measure of financial risk when comparing financial services firms and evaluating leverage trends. This ratio is adjusted to reflect the low-risk nature of assets attributable to matched resale agreements, certain securities borrowed transactions and segregated customer cash balances. In addition, the adjusted leverage ratio reflects the deduction from shareholders' equity of the amount of equity used to support goodwill, as the Company does not view this amount of equity as available to support its risk capital needs.

----------------------------------------------------------------------

                             MORGAN STANLEY
                    Reconciliation of Adjusted Assets
             (unaudited, dollars in millions, except ratios)

                                            Quarter Ended
                                 -------------------------------------
                                   Nov 30,      Nov 30,      Aug 31,
                                    2003         2002         2003
                                 -----------  -----------  -----------

Total assets                      $  602,843   $  529,503   $ 580,632

Less:
 Lesser of securities purchased
  under agreements to resell
  or securities sold under
  agreements to repurchase           (78,205)     (76,910)    (74,271)
 Assets recorded under certain
  provisions of SFAS No. 140
  and FIN 46                         (35,217)     (19,224)    (28,920)
 Lesser of securities borrowed
  or securities loaned               (64,375)     (43,229)    (57,490)
 Segregated customer cash and
  securities balances                (20,705)     (30,217)    (25,670)
 Goodwill                             (1,514)      (1,449)     (1,466)
                                 -----------  -----------  ----------
Adjusted assets                   $  402,827   $  358,474   $ 392,815
                                 ===========  ===========  ==========

Shareholders' equity              $   25,061   $   21,885   $  23,707
Preferred securities subject
 to mandatory redemption               2,810        1,210       2,810
                                 -----------  -----------  ----------
 Subtotal                             27,871       23,095      26,517
Less: Goodwill                        (1,514)      (1,449)     (1,466)
                                 -----------  -----------  ----------
Tangible shareholders' equity     $   26,357   $   21,646   $  25,051
                                 ===========  ===========  ==========

Leverage ratio (1)                    22.9x        24.5x       23.2x
                                 ===========  ===========  ==========

Adjusted leverage ratio (2)           15.3x        16.6x       15.7x
                                 ===========  ===========  ==========

--------------------------
(1) Leverage ratio equals total assets divided by tangible shareholders' equity.
(2) Adjusted leverage ratio equals adjusted total assets divided by tangible shareholders' equity.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

----------------------------------------------------------------------




    CONTACT: Morgan Stanley
             Investor Relations:
             William Pike, 212-761-0008
             Media Relations:
             Raymond O'Rourke, 212-761-4262